UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): May 18, 2023

TrustCo Bank Corp NY
(Exact Name of Registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK	12302
(Address of principal executive offices)	Zip Code

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

TrustCo Bank Corp NY (“TrustCo” or the “Company”) held its 2023 Annual Meeting of Shareholders on May 18, 2023 (the “Annual Meeting”). At the Annual Meeting, of the 19,024,433 shares outstanding and entitled to vote, 15,881,701 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1 – Election of Directors. The shareholders elected each of the director nominees to serve one-year terms until the Company’s 2024 Annual Meeting of Shareholders and until a successor has been duly elected and qualified. The result of the vote taken at the Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For
Dennis A. DeGennaro	12,854,015	1,407,001	45,102	90.13%
Brian C. Flynn	13,528,777	732,873	44,468	94.86%
Lisa M. Lucarelli	11,583,978	2,680,216	41,924	81.21%
Thomas O. Maggs	12,636,963	1,627,206	41,949	88.59%
Anthony J. Marinello, MD, PhD	12,590,820	1,684,743	30,555	88.19%
Robert J. McCormick	13,766,252	507,134	32,732	96.44%
Curtis N. Powell	13,677,065	584,399	44,654	95.90%
Kimberly A. Russell	13,533,926	725,287	46,905	94.91%
Frank B. Silverman	12,858,000	1,401,539	46,579	90.17%

Proposal 2 – Approval of the Amendment and Restatement of the TrustCo Bank Corp NY 2019 Equity Incentive Plan. The shareholders approved the adoption of the Amended and Restated TrustCo Bank Corp NY 2019 Equity Incentive Plan. The result of the vote taken at the Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For
Approval of the Amendment and Restatement of the TrustCo Bank Corp NY 2019 Equity Incentive Plan	13,469,698	750,293	86,127	94.72%

Proposal 3 – Advisory Vote on Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A (as filed with the Securities and Exchange Commission on April 3, 2023) in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For
Approval of a Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers	10,703,730	3,509,472	92,916	75.30%

Proposal 4 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. The shareholders adopted a resolution approving, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers. The result of the vote taken at the Annual Meeting was as follows:

	1 Year	2 Years	3 Years	Abstain
Approval of a Nonbinding Advisory Resolution on the frequency of the advisory vote on the Compensation of TrustCo’s Named Executive Officers	12,637,408	89,489	1,505,513	73,708
Percentage of Votes Cast For	88.79%	0.62%	10.57%

Proposal 5 – Ratification of Appointment of Independent Registered Public Accountants. The shareholders ratified the appointment of Crowe LLP as the independent registered public accountants of the Company for the year ending December 31, 2023. The result of the vote taken at the Annual Meeting was as follows:

	For	Against	Abstain	Percentage of Votes Cast For
Ratification of the appointment of Crowe LLP as TrustCo’s independent auditors for 2023	15,624,404	212,820	44,477	98.65%

Item 8.01.	Other Events

Attached as Exhibit 99(a) and incorporated by reference herein are the materials presented at the Annual Meeting of Shareholders held on May 18, 2023.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99(a)	Presentation given at the Annual Meeting of Shareholder held on May 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 22, 2023

TRUSTCO BANK CORP NY
(Registrant)

	By:	/s/Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and Chief Financial Officer